UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North High Street, Suite 200 West Chester, PA		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Craig Ballaron to Board of Directors

Effective June 13, 2019, the board of directors (the “Board”) of Verrica Pharmaceuticals Inc. (the “Company”) appointed Craig Ballaron to serve as a director of the Company. Mr. Ballaron will serve as a Class II director whose term will expire at the 2020 annual meeting of stockholders. Additionally, Mr. Ballaron was appointed as a member of the Company’s Compensation and Nominating and Corporate Governance Committees, also effective June 13, 2019, thereby increasing the number of members serving on both the Compensation and Nominating and Corporate Governance Committees from two to three.

There is no arrangement or understanding between Mr. Ballaron and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Ballaron and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Ballaron requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Ballaron is set forth below:

Craig Ballaron, age 58, has served as an independent consultant in the pharmaceuticals, cosmeceuticals, physician dispense products and electronics fields since 2016. Mr. Ballaron was the co-founder of Aqua Pharmaceuticals Holdings, Inc. and served as the Chief Executive Officer, President and member of the Board of Directors from 2004 to December 2015. Prior to founding Aqua Pharmaceuticals, Mr. Ballaron held various roles with increasing responsibilities at Bioglan Pharmaceuticals from 1999 to 2004 and previously worked at Precicontact, Inc., Ultra Precision, Inc. and The Niemever Corporation. Mr. Ballaron received his B.S. in Business Management from York College.

In accordance with the Company’s non-employee director compensation policy, upon commencement of his service as a director, Mr. Ballaron was granted an initial option grant to purchase 17,502 shares of the Company’s common stock under its 2018 Equity Incentive Plan, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to his continued service as a director through the applicable vesting date. Additionally, Mr. Ballaron will be entitled to receive a $40,000 annual retainer for his service as director, a $5,000 annual retainer for his service as a member of the Compensation Committee and a $5,000 annual retainer for his service as a member of the Nominating and Corporate Governance Committee. At each annual stockholder meeting following which Mr. Ballaron’s term as a director continues (beginning with the 2020 annual meeting of stockholders), Mr. Ballaron will be entitled to receive an additional stock option to purchase 5,834 shares of the Company’s common stock, which option will vest and become exercisable in 12 equal monthly installments following the date of grant and in any event will be fully vested on the date of the next annual meeting of stockholders, subject to his continued service as a director though the applicable vesting date. Mr. Ballaron has also entered into the Company’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: June 14, 2019	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer